Exhibit 3.5(ii)

                         AMENDED BYLAWS OF XFONE, INC.,
                             DATED DECEMBER 5, 2002
                              A Nevada Corporation

ARTICLE 1 - OFFICES
1.1 Registered Or Statutory Office, And Resident Agent. The Resident Agent for
the corporation shall be THE BUSINESS ADVANTAGE, INC. The registered or statutory office of the corporation in the State of Nevada is located in Las
Vegas, Nevada. The Directors may change the registered or statutory office of the corporation and the resident agent of the corporation from time to time as they, in their sole discretion, may deem proper.

1.2 Other Places Of Business. Branch or subordinate offices or places of business may be established at any time by the Board of Directors at any place or places where the corporation is qualified to do business.

ARTICLE 2 - SHAREHOLDERS
2.1 Annual Meeting. A meeting of shareholders shall be held each year for the election of directors and for the transaction of any other business that may come before the meeting. The time and place of the meetings of shareholders shall be designated by the Board of Directors.

2.2 Special Meetings. A special meeting of shareholders may be called for any purpose by the Chairman of the Board, President or the Board of Directors, or as
permitted by law. A special meeting shall be held upon not less than ten, nor more than fifty, days written notice of the time, place and purposes of the meeting.

2.3 Action Without Meeting. Action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote if the action is taken by the holders of outstanding shares of each voting group entitled to vote on it having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote were present and voted. Such written consent or consents shall be filed in the minute book.

2.4 Quorum. The presence at a meeting in person or by proxy of the holders of shares entitled to cast 80% of all shares issued and outstanding shall constitute a quorum.

2.5 Record Date. The record date for all meetings of shareholders shall be as fixed by the Board of Directors or as provided by Statute.

ARTICLE 3 - BOARD OF DIRECTORS

3.1 Number and Term of Office. The Board of Directors shall consist of two or more in number. Each director shall be elected by the shareholders at each annual meeting and shall hold office until the next annual meeting of shareholders and until that director's successor shall have been elected and qualified.

3.2 Regular Meetings. A regular meeting of the Board shall be held without notice immediately following for other business as may come before the meeting.
The Board, by resolution, may provide for additional regular meetings which may be held without notice, except to members not present at the time of the adoption of the resolution.

3.3 Special Meetings. A special meeting of the Board may be called at any time by the Chairman of the Board, the President or by at least two Directors for any purpose. Such meeting shall be held upon not less than five (5) days notice if given orally (either by telephone or in person), or by telegraph, or upon not less than ten (10) days notice if given by depositing the notice in the Mail, postage prepaid. Such notice shall specify the time place and purposes of the meeting. Meetings of the Board may be at the Company's offices located in London
England unless a majority of the Directors agree upon a different location for the meeting.

3.4 Action Without Meeting. The Board may act without a meeting if, prior to such action, a majority of the Board shall consent in writing thereto. Such consent or consents shall be filed in the minute book.

3.5 Quorum. Fifty (50%) of the members of the Board shall constitute a quorum for the transaction of business by the Board of Directors.

3.6 Vacancies in Board of Directors. Vacancies in the Board, whether caused by removal, death, mental or physical incapacitation or any other reason, including vacancies caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining Directors, even though less than a quorum of the Board, or by a sole remaining director.

ARTICLE 4 - WAIVERS OF NOTICE

Any Notice required by these Bylaws, the Articles of Incorporation or the law of the State of Nevada may be waived in writing by any person entitled to notice.
The waiver or waivers may be executed either before, at or after the event with respect to which notice is waived. Each Director or shareholder attending a meeting without protesting the lack of proper notice, prior to the conclusion of the meeting, shall be deemed conclusively to have waived such notice.

ARTICLE 5 - OFFICERS

5.1 Election. The Board shall elect a President, a Treasurer, a Secretary and such other officers as shall be elected by the Board of Directors. One person may hold three or more offices, and one person may hold the offices of
President, Secretary and Treasurer at the same time.

5.2 Duties and Authority of President. The President shall be chief executive officer of the Corporation. Subject only to the authority of the Board, he shall have general charge and supervision over, and responsibility for, the business and affairs of the corporation. Unless otherwise directed by the Board, all other officers shall be subject to the authority and supervision of the
President. The President may enter into and execute in the name of the corporation, contracts or other instruments in the regular course of business or contracts or other instruments not in the regular course of business which are authorized, either generally or specifically, by the Board. He shall have the general powers and duties of management usually vested in the office of
President of a corporation.

5.3 Duties and Authority of Vice-President. The Vice President shall perform such duties and have such authority as from time to time may be delegated to him by the President or by the Board. In the event of the absence, death, inability or refusal to act by the President, the Vice President shall perform the duties and be vested with the authority of the President.

5.4 Duties and Authority of Treasurer. The Treasurer shall have the custody of the funds and securities of the Corporation and shall keep or cause to be kept regular books of account for the corporation. The Treasurer shall perform such other duties and possess such other powers as are incident to that office or as shall be assigned by the President or the Board.

5.5 Duties and Authority of Secretary. The Secretary shall cause notices of all meetings to be served as prescribed in these Bylaws and shall keep, or cause to be kept, the minutes of all meetings of the shareholders and the Board. The
Secretary shall perform such other duties and possess such other powers as are incident to that office or as are assigned by the President or the Board.

5.6 Removal of Officers. The Board may remove any officer or agent of the corporation if such action, in the judgment of the Board, is in the best interest of the corporation. Appointment or election to a corporate office shall not, of itself, establish or create contract rights.

5.7 Vacancies in Offices. The Board, in its absolute discretion, may fill all vacancies in offices, regardless of the cause of such vacancies, for the remainder of the terms of the offices.

ARTICLE 6 - AMENDMENTS TO AND EFFECT OF BYLAWS
FISCAL YEAR; ISSUANCE OF STOCK

6.1 Force and Effect of Bylaws. These Bylaws are subject to the provisions of the law of the State of Nevada and the Corporation's Articles of Incorporation,
as it may be amended from time to time. If any provision in these Bylaws is inconsistent with a provision in the laws of the State of Nevada or the Articles of Incorporation, the laws of the State of Nevada shall govern except that meetings of shareholders shall be governed by the bylaws.

6.2 Incorporator. Wherever in these Bylaws references are made to more than one
Incorporator, director or shareholder, they shall, if this is a sole
Incorporator, director, shareholder corporation, be construed to mean the solitary person; and all provisions dealing with the quantum of majorities or quorums shall be deemed to mean the action by the one person constituting the corporation.

6.3 Amendments to Bylaws. These Bylaws may be altered, amended or repealed by the Board.

6.4 Fiscal Year. The fiscal year of the corporation shall begin on the first day of January of each year.

ARTICLE 7. - INDEMNIFICATION OF DIRECTORS

7.0. The corporation shall subject to the provisions of Nevada Corporation Law, indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to the corporation if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation

DATED  December 5, 2002.

      /s/Guy Nissenson
      -----------------------------------------
       Secretary

Certificate of Secretary

THIS IS TO CERTIFY that I am the duly elected and qualified Secretary of XFONE,
INC. for the meeting held on this date. The foregoing Bylaws, constituting a true original copy were duly adopted as the Bylaws of said corporation on this date by the Directors of said corporation. Said Bylaws have not been modified or rescinded and at the date of this Certificate are in full force and effect.

In Witness Whereof, I have hereunto set my hand on this day December 5, 2002

/s/Guy Nissenson
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Secretary